Exhibit 99.1

DECISIONPOINT SYSTEMS REPORTS RESULTS FOR

SECOND QUARTER, SIX MONTHS ENDED JUNE 30, 2015

Irvine, CA (August 28, 2015) DecisionPoint™ Systems, Inc. (OTCQB: DPSI and DPSIP), a leading provider and integrator of Enterprise Mobility and Wireless Application solutions, today reported financial results for the second quarter and six months ended June 30, 2015. During the quarter the Company completed the sale of its CMAC subsidiary, and is treating the CMAC results as a discontinued operation. CMAC results have been eliminated from both the current periods being reported, and from the previous-year periods shown for comparison purposes, except as otherwise specified.

Sales for the second quarter of 2015 were $9.4 million, down 27.9% from sales of $13.0 million in the second quarter of 2014. The net loss, including a noncash write-down totaling $3.0 million of goodwill and intangible assets related to the Company’s Apex operations in Canada, was $3.3 million from continuing operations, or $3.9 million attributable to common shareholders including both continuing and discontinued operations. This compares to a net loss of $132,000 for the second quarter of 2014 from continuing operations, or $354,000 attributable to common shareholders including both continuing and discontinued operations. This represents a $0.30 loss per share from continuing operations in the second quarter of 2015, compared to a $0.04 loss per share from continuing operations in the second quarter of 2014.

Sales for the six months ended June 30, 2015 – again adjusted to eliminate discontinued operations at CMAC – were $19.2 million, down 27.2% from the sales of $26.4 million in the first half of 2014. The net loss for the six months ended June 30, 2015 was $4.0 million from continuing operations, or $4.8 million attributable to common shareholders including both continuing and discontinued operations. This loss includes the $3.0 million write-off of goodwill and intangible assets relating to the Apex operations. That compares to a net loss in the first half of 2014 of $359,000 from continuing operations, or $795,000 attributable to common shareholders including both continuing and discontinued operations. This represents a $0.38 loss per share in the first half of 2015 compared to a $0.08 loss per share in the first half of 2014. Gross profit margin for the first half decreased to 20.3% from last year’s 21.6%. Adjusted EBITDA (a non-GAAP measurement that management uses to measure progress) was $183,000 for the first half of this year compared to $638,000 for the same period in 2014, a decrease of $455,000.1

CEO Greg Henry commented, “The first half of 2015 has been a difficult time for DecisionPoint, beginning with the sudden departure of several employees from our sales force; those individuals showed up immediately in the employment of a direct competitor. We have been working hard to replace the sales that those former employees took with them. As we have said before, we have filed lawsuits for breaches of confidentiality, and breach of fiduciary duty. In addition, we decided to divest our Georgia-based CMAC subsidiary after the recent loss of a significant customer of the business unit. Thereafter, the opportunity arose to sell the business to its former owner, our former Senior Vice President, as we continue to focus solely on providing our customers with world class mobile computing services and software. We took a loss of $89,000 on that transaction, but it was largely responsible for the continued drop in our SG&A expense. That said, hardware is still our largest revenue category, and hardware sales were down by 30% for the second quarter. Professional services revenue, which brings higher margins, was down less at 23.2%.

1 Adjusted EBITDA is a non-GAAP measurement that is commonly used in our industry to gauge performance. A reconciliation to GAAP is provided in the tables that follow this report.

“We are keeping our eyes on the horizon, knowing that the second half has always tended to be our stronger part of each year. Clearly with the divestiture of CMAC and the decline to date in sales that resulted from the actions of some previous sales employees, we can’t expect to beat last year, which we had hoped to do. Last year was our first year of profitability in quite a while, and we hoped to perform a repeat. However, we are committed to strengthening our position as a mobile computing services and software provider and are continuing to invest in the people and services that are required to support our customers and the mobile computing market at large.”

CFO Michael Roe said, “Cash provided by operations in the first half of 2015 was $2.3 million, as compared to $1.1 million in the first half of 2014. Overall bank debt including revolving credit facilities as of June 30, 2015 was $4.5 million, significantly lower than the December 31, 2014 balance of $8.2 million. SG&A from continuing operations was $4.4 million for the first half of 2015, down by 24%, from $5.8 million in the first half of 2014, in part due to our continued emphasis on streamlining our operations and controlling expenses. Our aggressive cost cutting has helped us in the difficult time represented by the first half of 2015.

“Interest expense was also lower, due to lower borrowings. Our cash was $297,000 at June 30, 2015, compared to $1.6 million at December 31, 2014. We expect to pay preferred dividends in kind, with the next such PIK payment before the end of August. We continue to aggressively press our legal actions against Tolt Solutions Inc, a direct competitor and the current employer of the sales group that left DecisionPoint.”

1     About DecisionPoint™ Systems, Inc.

DecisionPoint Systems, Inc. delivers improved productivity and operational advantages to its clients by helping them move their business decision points closer to their customers. They do this by making enterprise software applications accessible to the front-line worker anytime, anywhere. DecisionPoint utilizes all the latest wireless, mobility, and RFID technologies.

For more information about DecisionPoint Systems, Inc., visit www.decisionpt.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievements in the future to differ materially from forecasted results, performance, and achievements.  Known risks and uncertainties are described in the Company's periodic filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly release the results of any revisions to its forward-looking statements to reflect events or circumstances after the date hereof, including without limitation unanticipated events or changes in the Company's plans or expectations.

Contacts:

DecisionPoint™ Systems, Inc.
Michael Roe

Chief Financial Officer

(949) 465-0065

DresnerAllenCaron
Rudy Barrio (investors)
r.barrio@allencaron.com

(212) 691-8087

-FINANCIAL TABLES FOLLOW-

DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,	December 31,
	2015	2014
		(Restated)
ASSETS
Current assets
Cash	$297	$1,616
Accounts receivable, net	4,801	10,354
Inventory, net	244	1,998
Deferred costs	2,679	2,532
Deferred tax assets	13	19
Prepaid expenses and other current assets	206	79
Assets of discontinued operations	-	1,829
Total current assets	8,240	18,427

Property and equipment, net	192	145
Other assets, net	34	109
Deferred costs, net of current portion	1,037	1,004
Goodwill	5,304	7,524
Intangible assets, net	-	1,414
Assets of discontinued operations	-	1,634
Total assets	$14,807	$30,257

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$7,205	$9,736
Accrued expenses and other current liabilities	2,083	2,028
Lines of credit	2,697	5,811
Current portion of debt	1,833	813
Due to related parties	142	73
Unearned revenue	4,254	5,915
Liabilities related to discontinued operations	-	1,993
Total current liabilities	18,214	26,369

Long term liabilities
Unearned revenue, net of current portion	1,516	1,560
Debt, net of current portion and discount	-	1,580
Deferred tax liabilities	185	461
Warrant liability	287	519
Other long term liabilities	181	194
Liabilities related to discontinued operations	-	487
Total liabilities	20,383	31,170

Commitments and contingencies	-	-

STOCKHOLDERS' DEFICIT
Cumulative Convertible Preferred stock, $0.001 par value, 10,000,000 shares authorized, 1,547,845 shares issued and outstanding, including cumulative and imputed preferred dividends of $2,349 and $2,295, and with a liquidation preference of $14,181 and $13,640 at June 30, 2015 and December 31, 2014, respectively	12,876	12,822
Common stock, $0.001 par value, 100,000,000 shares authorized, 12,883,446 issued and 12,729,563 outstanding as of June 30, 2015, and as of December 31, 2014	13	13
Additional paid-in capital	17,261	17,252
Treasury stock, 153,883 shares of common stock	(205)	(205)
Accumulated deficit	(35,114)	(30,292)
Unearned ESOP shares	(407)	(484)
Accumulated other comprehensive income	-	(19)
Total stockholders’ deficit	(5,576)	(913)
Total liabilities and stockholders' deficit	$14,807	$30,257

DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
		(Restated)		(Restated)

Net sales	$9,370	$12,990	$19,171	$26,350

Cost of sales	7,607	10,185	15,286	20,669

Gross profit	1,763	2,805	3,885	5,681

Selling, general and administrative expense	2,070	2,703	4,430	5,827
Goodwill and intangible asset impairment	3,047	-	3,047	-

Operating (loss) income	(3,354)	102	(3,592)	(146)

Other expense:
Interest expense	219	222	401	429
Fair market value adjustment of warrant liabilities	(311)	84	(232)	(166)
Other (income) expense, net	(14)	(21)	49	(30)
Total other (income) expense	(106)	285	218	233

Net loss from continuing operations, before income taxes	(3,248)	(183)	(3,810)	(379)

Provision (benefit) for income taxes from continuing operations	63	(51)	35	(20)

Net loss from continuing operations	(3,311)	(132)	(3,845)	(359)

Discontinued operations:
Loss on sale of discontinued operations, net of tax	(89)	-	(89)	-
(Loss) income from discontinued operations, net of tax	(48)	112	(94)	227
Net loss	(3,448)	(20)	(4,028)	(132)

Cumulative and imputed dividends on Series A and B preferred stock	(27)	(27)	(54)	(54)
Cash and imputed dividends on Series D and E preferred stock	-	(307)	-	(609)
Accrued paid in-kind dividends on Series D and Series E preferred stock	(380)	-	(740)	-

Net loss attributable to common shareholders	$(3,855)	$(354)	$(4,822)	$(795)

Basic and diluted net (loss) income per common share:
Continuing operations	$(0.30)	$(0.04)	$(0.38)	$(0.08)
Discontinued operations	(0.01)	0.01	(0.01)	0.02
Net loss per share	$(0.31)	$(0.03)	$(0.39)	$(0.06)

Weighted average shares outstanding -Basic and diluted	12,452,853	12,342,169	12,439,094	12,328,410

Other comprehensive loss, net of tax
Net loss	$(3,448)	$(20)	$(4,028)	$(132)
Foreign currency translation adjustment	1	-	19	(24)

Comprehensive loss	$(3,447)	$(20)	$(4,009)	$(156)

DECISIONPOINT SYSTEMS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Six Months ended June 30,
	2015	2014
		(Restated)
Cash flows from operating activities:
Net loss from continuing operations	$(3,845)	$(359)
Net (loss) income from discontinued operations	(183)	227
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on sale of discontinued operations, net of tax	89	-
Depreciation and amortization	390	688
Amortization of deferred financing costs and note discount	43	79
Employee and Director stock-based compensation	70	50
Change in fair value of warrants	(232)	(166)
ESOP compensation expense	17	26
Goodwill and intangible asset impairment charges	3,047	-
Allowance for doubtful accounts	1	(25)
Deferred taxes. net	(249)	(152)
Changes in operating assets and liabilities:
Accounts receivable	5,534	1,048
Due from related party	-	188
Inventory, net	1,754	445
Deferred costs	(181)	249
Prepaid expenses and other current assets	(53)	136
Other assets, net	62	10
Accounts payable	(2,527)	(932)
Accrued expenses and other current liabilities	(422)	(395)
Due to related parties	69	37
Unearned revenue	(1,674)	(667)
Operating activities from discontinued operations	616	582
Net cash provided by operating activities	2,326	1,069

Cash flows from investing activities
Purchases of property and equipment	(68)	(37)
Proceeds from the sale of CMAC	302	-
Net cash provided by (used in) investing activities	234	(37)

Cash flows from financing activities
(Repayments) borrowings from lines of credit, net	(3,109)	758
Repayment of debt	(446)	(546)
Paid financing costs	(100)	(100)
Dividends paid	(252)	(247)
Payments for contingent acquisition liability	-	(84)
Net cash used in by financing activities	(3,907)	(219)
Effect on cash of foreign currency translation	28	(34)
Net (decrease) increase in cash	(1,319)	779
Cash at beginning of period	1,616	641
Cash at end of period	$297	$1,420

Supplemental disclosures of cash flow information:
Interest paid	$388	$456
Income taxes paid	73	31

Supplemental disclosure of non-cash financing activities:
Accrued and imputed dividends on preferred stock	$54	$663
Accrued PIK dividends on Series D and Series E preferred stock	740	-
Liabilities forgiven by CMAC purchaser	348	-

Non-GAAP Financial Measures:

To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information; namely, earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. The Company’s management believes adjusted EBITDA provides investors with a better understanding of how the Company’s current results relate to the Company’s historical performance. Management also believes that adjusted EBITDA reflects the essential operating activities of the Company. The non-GAAP financial measures provided are not meant to be considered in isolation or as a substitute for GAAP financials. A reconciliation of non-GAAP financial measures to GAAP measures appears below:

All amounts included in the table below are derived from continuing operations and do not include activity from discontinued operations.

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

EBITDA Calculation:

Net loss from continuing operations	$(3,311)	$(132)	$(3,845)	$(359)
Depreciation and amortization	193	335	390	688
Interest expense	219	222	401	429
Income tax provision(benefit)	63	(51)	35	(20)
EBITDA	$(2,836)	$374	$(3,019)	$738

Adjusted EBITDA Calculation:

EBITDA	(2,836)	374	(3,019)	738
Goodwill and intangible asset impairment charges	3,047	-	3,047	-
Stock compensation	37	40	70	50
ESOP compensation	7	12	17	26
Deferred taxes	(256)	(152)	(249)	(152)
Fair market value adjustment of warrant liability	(311)	84	(232)	(166)
Restructuring costs	21	142	21	142
Non-recurring legal	188	-	528	-
Adjusted EBITDA	$(103)	$500	$183	$638